EXHIBIT -99.1
CONSENT LETTER
ARCELORMITTAL FINANCIAL SERVICES LLC
Solicitation of Consents to
Proposed Amendments
Under the Indenture Relating to $422,500,000 Aggregate Principal Amount of
9 3/4% Senior Secured Notes due 2014 (CUSIP No. 46489N AD 4; ISIN No. US46489NAD49)
Pursuant to the Consent Solicitation Statement and Prospectus dated [                    ], 2008

THE CONSENT SOLICITATION (THE “SOLICITATION”) WILL EXPIRE AT 5:00 P.M., NEW YORK TIME, ON [                    ], [                    ], 2008, UNLESS OTHERWISE EXTENDED OR EARLIER TERMINATED BY ARCELORMITTAL FINANCIAL SERVICES LLC (THE “ISSUER”) (SUCH DATE AND TIME, AS IT MAY BE EXTENDED OR EARLIER TERMINATED, BEING CALLED THE “EXPIRATION DATE”). ONLY A HOLDER OF THE NOTES AS OF THE RECORD DATE (AS DEFINED HEREIN) IN RESPECT OF WHICH THERE HAS BEEN DELIVERED A VALID CONSENT PRIOR TO THE EXPIRATION DATE (WHICH HAS NOT BEEN PROPERLY REVOKED) WILL BE ENTITLED TO RECEIVE THE CONSENT PAYMENT (AS DEFINED HEREIN). CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE EXECUTION TIME (AS DEFINED HEREIN), BUT NOT THEREAFTER. SEE INSTRUCTION 7 OR “THE SOLICITATION TERMS — REVOCATION OF CONSENTS” IN THE CONSENT SOLICITATION STATEMENT.
The Information Agent and Tabulation Agent for the Solicitation is:
GLOBAL BONDHOLDER SERVICES CORPORATION
Banks and brokers:
(212) 430-3774
Toll Free:
(866) 873-5600

By Overnight Courier, Hand Delivery, or First-Class Postage Prepaid Mail:	By Facsimile Transmission:

65 Broadway – Suite 723 New York, New York 10006 Attention: Corporate Actions	(212) 430-3775 Confirmation By Telephone: (212) 430-3774

     ArcelorMittal Financial Services LLC, as successor issuer to Ispat Inland ULC, the original issuer of the Notes (the “Issuer”), is soliciting (the “Solicitation”) consents (“Consents”) from Holders (as hereinafter defined) of the Issuer’s 9 3/4% Senior Secured Notes due 2014 (the “Notes”) to amend (the “Proposed Amendments”) certain provisions of (i) the Indenture dated as of March 25, 2004, as amended, governing the Notes (the “Indenture”), (ii) the First Mortgage dated April 1, 1928, as amended, governing the Series Z First Mortgage Bonds and (iii) the Security Agreement, dated as of March 25, 2004, entered into in connection with the issuance of the Notes, as more fully described in the accompanying Consent Solicitation Statement and Prospectus dated [                    ], 2008 (as the same may be amended or supplemented from time to time, the “Consent Solicitation Statement”). The term “Holder” as used herein means (i) any person in whose name a Note is registered in the registry maintained by the Registrar at 5:00 p.m., New York time, on [                    ], 2008 (the “Record Date”) and (ii) any other person who has obtained a proxy in a form reasonably acceptable to the Issuer that authorizes such other person (or person claiming title by or through such other person) to vote Notes on behalf of such Record Holder. Accordingly, for purposes of the Solicitation, the term “Holder” includes DTC Participants (as defined below) that have been granted a proxy by DTC, through which a beneficial owner’s Notes may be held of record as of the Record Date. DTC is expected to grant an omnibus proxy authorizing DTC Participants to deliver Consents. Any beneficial owner whose Notes are held through a broker, dealer, commercial bank, trust company or other nominee and who wishes to consent to the Proposed Amendments should contact the Holder of its Notes promptly and instruct such Holder to consent on its behalf. Capitalized terms used but not defined herein have the meanings given to them in the Consent Solicitation Statement.
     Holders who wish to submit their Consent must deliver their properly completed and executed Consent Letters by mail, first-class postage prepaid, hand delivery, overnight courier or by facsimile transmission to the Tabulation Agent (not to the Trustee, the Solicitation Agent, the Issuer or the Guarantors) at the address or facsimile number set forth on the cover page of this Consent Letter in accordance with the instructions set forth in this Consent Letter and in the Consent Solicitation Statement. However, the Issuer reserves the right to accept any Consent received by it, the Guarantors, the Trustee or the Solicitation Agent.
     UNDER NO CIRCUMSTANCES SHOULD ANY PERSON TENDER OR DELIVER NOTES TO THE ISSUER, THE GUARANTORS, THE TRUSTEE, THE SOLICITATION AGENT, THE INFORMATION AGENT OR THE TABULATION AGENT AT ANY TIME.
     The terms of the Solicitation set forth in the Consent Solicitation Statement, as well as the instructions in this Consent Letter, are hereby incorporated by reference and form part of the terms and conditions of the Solicitation.
     Notwithstanding anything to the contrary set forth in this Consent Letter or in the Consent Solicitation Statement, and except for an extension of the Solicitation in the event of an amendment, waiver or modification of the Solicitation in a manner that is deemed to be material and subject to applicable law, the Issuer reserves the right, in its sole discretion, at any time prior to the Execution Time, to: (i) waive any condition to the Solicitation and accept all Consents previously given pursuant to the Solicitation; (ii) extend the Expiration Date and, unless otherwise provided in the Consent Solicitation Statement, retain all Consents delivered pursuant to the Solicitation; (iii) amend the terms of the Solicitation in any respect; (iv) terminate the Solicitation and not accept any Consents; or (v) modify the form or amount of the consideration to be paid pursuant to the Solicitation. See “The Solicitation Terms — Expiration Date; Extensions; Amendment” in the Consent Solicitation Statement.
     The delivery of a Consent will not affect a Holder’s right to sell or transfer such Holder’s Notes. Only Holders of record as of the Record Date, or their duly designated proxies, including, for the purposes of the Solicitation, DTC Participants (as defined below), may submit a Consent Letter. A duly executed Consent Letter shall bind the Holder(s) executing the same and any subsequent registered holder or transferee of the Notes to which such Consent Letter relates, unless the applicable Holder has complied with the procedure for revoking Consents, as described in the Consent Solicitation Statement and in this Consent letter. No consent will be valid or effective for more than 120 days from the Record Date.
     As of the Record Date, all of the Notes were held through The Depository Trust Company (“DTC”) by participants in DTC (“DTC Participants”).

     The Issuer reserves the right to establish, from time to time but in all cases prior to receipt of the Requisite Consents, any new date as the Record Date and, thereupon, any such new date will be deemed to be the Record Date for purposes of the Solicitation.
     Approval of the Proposed Amendments requires Consents from Holders of a majority in outstanding principal amount of the Notes (the “Requisite Consents”). The Issuer will pay a consent fee (the “Consent Payment”) to Holders of $1.25 for each $1,000 principal amount of Notes with respect to which such Holders have properly delivered valid and unrevoked Consents to the Tabulation Agent prior to the Expiration Date, provided that the conditions set forth in the Consent Solicitation Statement are satisfied or otherwise waived. See “The Solicitation Terms — Conditions to the Solicitation” in the Consent Solicitation Statement.
     Promptly following the receipt of the Requisite Consents, the Issuer, LaSalle Bank National Association (the “Trustee”), ArcelorMittal USA Partnership, the New Finco Guarantors and the Guarantors may execute a Supplemental Indenture for the Notes in the form set forth in Exhibit A to the Consent Solicitation Statement (the “Supplemental Indenture”), and the Supplemental Indenture will become immediately effective. The Proposed Amendments will not become operative, however, until the Consent Payment has been made. Consents may be revoked at any time prior to the execution of the Supplemental Indenture (such time referred to herein as the “Execution Time”). Any notice of revocation received after the Execution Time will not be effective, even if received prior to the Expiration Date. See “The Solicitation Terms — Revocation of Consents” in the Consent Solicitation Statement. Once the Proposed Amendments become operative, each present and future holder of the Notes will be bound by the Proposed Amendments, whether or not such holder delivered a Consent.
     Only a Holder who submits a Consent prior to the Expiration Date, and does not revoke such Consent prior to the Execution Time, will be eligible to receive a Consent Payment.
CONSENT
     By execution hereof, the undersigned hereby provides its Consent to the Proposed Amendments described in the Consent Solicitation Statement and acknowledges receipt of the Consent Solicitation Statement. The undersigned hereby represents and warrants that the undersigned is a Holder of the Notes indicated below and has full power and authority to execute and deliver a Consent in respect of such Notes. The undersigned will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to perfect the undersigned’s Consent.
     The undersigned acknowledges that it must comply with the provisions of this Consent Letter and complete the information required herein to validly provide its Consent as set forth in the Consent Solicitation Statement. The effectiveness of the Consent and the payment of the Consent Payment is conditioned on, among other things, there being received, prior to the Expiration Date, the Requisite Consents (and such Consents not having been properly revoked), the execution of the Supplemental Indenture by the Issuer, the New Finco Guarantors, ArcelorMittal USA Partnership, the Guarantors and the Trustee, and the Solicitation being conducted and consummated on the terms described in the Consent Solicitation Statement and herein.
     The undersigned acknowledges that Consent Letters delivered pursuant to any one of the procedures described under “The Solicitation Terms — Procedures for Delivering Consents” in the Consent Solicitation Statement and in the instructions in this Consent Letter will constitute a binding agreement among the undersigned and the Issuer upon the terms and subject to the conditions of the Solicitation. The undersigned further understands that if this Consent Letter is executed and delivered to the Tabulation Agent, the undersigned will be deemed to have consented to the Proposed Amendments as described in the Consent Solicitation Statement. The undersigned hereby agrees that its Consent can be revoked only in accordance with the procedures set forth herein and in the Consent Solicitation Statement.
     Unless otherwise specified in the table below, this Consent Letter relates to the total principal amount of the Notes held of record by the undersigned at the close of business on the Record Date. If this Consent Letter relates to less than the total principal amount of the Notes so held, the undersigned has listed on the table below the certificate numbers (with respect to the Notes not held by depositories) and principal amount of the Notes for which

Consent is given. If the space provided below is inadequate, list the certificate numbers and aggregate principal amounts on a separate signed schedule and affix the list to this Consent Letter.
     The undersigned authorizes the Issuer to deliver this Consent Letter and any proxy delivered in connection herewith to the Trustee as evidence of the undersigned’s actions with respect to the Proposed Amendments.
     IF YOU DO NOT WISH TO CONSENT TO THE PROPOSED AMENDMENTS, DO NOT COMPLETE OR RETURN THIS CONSENT LETTER.

DESCRIPTION OF THE NOTES AS TO WHICH CONSENTS ARE GIVEN
(Complete only if Consent is being given for fewer than all Notes with respect to which the undersigned is the Holder)

9 3/4% Senior Secured Notes due 2014 (CUSIP No. 46489N AD 4; ISIN No. US46489NAD49)
Principal Amount with
		Aggregate Principal	Respect to Which
Name and Address of Holder	Certificate Number(s)*	Amount of Notes**	Consents are Given**

Total: Principal Amount Consenting $

*	Need not be completed by Holders whose Notes are held of record by depositories.

**	Unless otherwise indicated in the column labeled “Principal Amount with Respect to Which Consents are Given,” the Holder will be deemed to have consented in respect of the entire aggregate principal amount indicated in the column labeled “Aggregate Principal Amount of Notes.” All principal amounts must be in multiples of $1,000.
IMPORTANT—READ CAREFULLY
     This Consent Letter must be executed in exactly the same manner as the name of the Holder appears on the books of the register maintained by the Trustee or in DTC’s security position listing as of the Record Date without alteration or any change whatsoever. If any Notes are held of record by two or more joint Holders, all such Holders must sign this Consent Letter. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to the Issuer of such person’s authority to so act. If the Notes are registered in different names, separate Consent Letters must be executed covering each form of registration. If a Consent Letter is executed by a person other than the Holder, then such person must have been authorized by proxy or in some other manner acceptable to the Issuer to vote the applicable Notes on behalf of the Holder.
     Guarantee of Signature(s). Except as provided below, all signatures on this Consent Letter must be guaranteed by an Eligible Institution (as defined herein). Signatures on this Consent Letter need not be guaranteed if this Consent Letter is given by or for the account of an Eligible Institution. See Instruction 6 to this Consent Letter.

SIGN HERE

Signature(s) of Holder(s)

Date:

Name(s):

(Please Print)

Capacity (full title):

Address:

(Include Zip Code)

Area Code and Telephone No.:

Tax Identification or Social Security No.:

GUARANTEE OF SIGNATURE(S)

Authorized Signature:

Name and Title:

(Please Print)

Date:

Name of Firm:

PAYMENT INSTRUCTIONS
     Subject to the terms and conditions set forth in the Consent Solicitation Statement and this Consent Letter, the Issuer will pay to each Holder who delivered a valid and unrevoked Consent to the Tabulation Agent prior to the Expiration Date a one-time cash Consent Payment in the amount of $1.25 for each $1,000 principal amount of Notes in respect of which such Consent relates. The Consent Payment will be made only to Holders or their duly designated proxies whose Consents are received by the Tabulation Agent prior to the Expiration Date. Holders or their designated proxies whose Consents are not received prior to such time will NOT be eligible to receive a Consent Payment, but will be bound by the Proposed Amendments if the Proposed Amendments become operative. Notwithstanding any subsequent transfer of the Notes, only persons who are Holders as of the Record Date and who deliver an accepted Consent by the Expiration Date may receive a Consent Payment.
     The obligation of the Issuer to make the Consent Payment with respect to the Consents is conditioned upon, among other things, receipt of the Requisite Consents by the Issuer and the satisfaction or waiver of the other Payment Conditions set forth in the Consent Solicitation Statement, including the occurrence of the Execution Time.
     Consent Payments will be made by or on behalf of the Issuer, by delivery of a check to the Holder or its duly designated proxy (or proxies) at its address as it appears in the signature box on the previous page hereof on the Payment Date, which is expected to be [                    ], 2008 if the Solicitation is not extended or earlier terminated. If the Holder desires the Consent Payment to be paid or delivered otherwise, please so indicate below.

SPECIAL PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the check for the Consent Payment is to be issued in the name of and sent to someone other than the undersigned.	To be completed ONLY if the check for the Consent Payment is to be sent to someone other than the undersigned, or to the undersigned at an address other than that shown on the prior page.

Issue check to:	Mail Consent Payment to:

Name:	Name:
(Please Print)	(Please Print)

Address:	Address:

(Include Zip Code)	(Include Zip Code)

(Tax Identification or Social Security Number(s)* of Payee)	(Tax Identification or Social Security Number(s)* of Payee)

*Please also complete the enclosed Substitute Form W-9	*Please also complete the enclosed Substitute Form W-9

INSTRUCTIONS FOR CONSENTING HOLDERS FORMING PART OF THE TERMS AND CONDITIONS OF THE SOLICITATION
     1. Delivery of this Consent Letter. Subject to the terms and conditions set forth in this Consent Letter and in the Consent Solicitation Statement, a properly completed and duly executed copy of this Consent Letter and any other documents required by this Consent Letter must be received by the Tabulation Agent at the address or facsimile number set forth on the front cover hereof prior to the Expiration Date. The method of delivery of this Consent Letter and all other required documents to the Tabulation Agent is at the election and risk of the Holder, and the delivery will be deemed to have been made only when such items are actually received by the Tabulation Agent. In all cases, sufficient time should be allowed to assure timely delivery. No Consent Letter should be sent to any person other than the Tabulation Agent.
IF YOU DO NOT WISH TO CONSENT TO THE PROPOSED AMENDMENTS, DO NOT COMPLETE OR RETURN THIS CONSENT LETTER.
     2. Expiration Date. The Solicitation expires at 5:00 p.m., New York time, on [___], 2008, unless the Issuer, in its sole discretion, extends the period during which the Solicitation is open, in which case the term “Expiration Date” shall be the last date for which an extension is effective. The Issuer may extend the Solicitation on a daily basis or for a specified period of time. If the Issuer extends the Solicitation, it will notify the Tabulation Agent of any extension by oral or written notice, and it will make a public announcement thereof, each at or prior to 9:00 a.m., New York time, on the next business day after the previously scheduled Expiration Date. The Issuer currently intends to notify Holders of any such extension solely by issuing a press release, but may elect to utilize any other means reasonably calculated to inform Holders of such extension. Failure of any Holder or beneficial owner of Notes to be so notified will not affect the extension of the Solicitation. If the Issuer elects to extend the period during which the Solicitation is open, all Consents received will remain valid (and subject to revocation as provided herein) until the date and time to which the Expiration Date has been extended.
     3. Questions Regarding Validity, Form, Legality, etc. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Consents and revocation of Consents will be resolved by the Issuer whose determinations will be final and binding. The Issuer reserves the right to reject any or all Consents and revocations that are not in proper form or the acceptance of which could, in the opinion of the Issuer’s counsel, be unlawful. The Issuer also reserves the right to modify the conditions to the Solicitation, and to waive any irregularities in connection with deliveries which must be cured within such time as the Issuer determines. None of the Issuer, the Guarantors, the Trustee, the Solicitation Agent, the Tabulation Agent, the Information Agent or any other person shall have any duty to give notification of any such irregularities or waivers, nor shall any of them incur any liability for any failure to give such notification. Unless waived, any defects or irregularities in connection with deliveries of Consents must be cured within such time as the Issuer shall determine. Deliveries of Consent Letters or notices of revocation will not be deemed to have been made until such irregularities have been cured or waived. The Issuer’s interpretation of the terms and conditions of the Solicitation (including this Consent Letter and the accompanying Consent Solicitation Statement and the Instructions hereto and thereto) will be binding on all parties.
     4. Holders Entitled to Consent. Only a Holder (as defined in this Consent Letter) or its representative or attorney-in-fact or another person who has complied with the procedures set forth below may execute and deliver a Consent Letter. Any beneficial owner of Notes who is not the Holder thereof (e.g., whose Notes are held in the name of DTC or the beneficial owner’s broker, dealer, commercial bank, trust company or other nominee institution) must arrange with such Holder(s) or Holder’s assignee or nominee to execute and deliver this Consent Letter to the Tabulation Agent on behalf of such beneficial owner. For purposes of the Solicitation, the term “Holder” shall be deemed to include DTC Participants through which a beneficial owner’s Notes may be held of record as of the Record Date in DTC. DTC is expected to grant an omnibus proxy authorizing DTC Participants to deliver Consents. A Consent by a Holder is a continuing Consent notwithstanding that ownership of a Note has been transferred subsequent to the Record Date, unless the Holder timely revokes the prior Consent in accordance with the procedures set forth herein and in the Consent Solicitation Statement. No consent, however, will be valid or effective for more than 120 days from the Record Date.

     5. Signatures on this Consent Letter. If this Consent Letter is signed by Holder(s) of the Notes with respect to which this Consent is given, the signature(s) of such Holder(s) must correspond with the name(s) as contained in the books of the register maintained by the Trustee or as set forth in DTC’s security position listing as of the Record Date without alteration or any change whatsoever.
     If any of the Notes with respect to which this Consent is given were held of record on the Record Date by two or more joint Holders, all such Holders must sign this Consent Letter. If any Notes with respect to which this Consent is given have different Holders, it will be necessary to complete, sign and submit as many separate copies of this Consent Letter and any necessary accompanying documents as there are different Holders.
     If this Consent Letter is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should indicate such fact when signing, and, unless waived by the Issuer, evidence satisfactory to the Issuer of their authority to so act must be submitted with this Consent Letter.
     6. Signature Guarantees. All signatures on this Consent Letter must be guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, including (as such terms are defined therein): (a) a bank; (b) a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker; (c) a credit union; (d) a national securities exchange, registered securities association or clearing agency; or (e) a savings institution that is a participant in a Securities Transfer Association recognized program (each, an “Eligible Institution”). However, signatures need not be guaranteed if this Consent is given by or for the account of an Eligible Institution. If the Holder of the Notes is a person other than the signer of this Consent Letter, see Instruction 5.
     7. Revocation of Consents. Any Holder of Notes as to which a Consent has been given may revoke such Consent as to such Notes or any portion of such Notes (in integral multiples of $1,000) by delivering a written notice of revocation or a changed Consent Letter bearing a date later than the date of the prior Consent Letter to the Tabulation Agent at any time prior to the Execution Time with respect to such Notes, or any portion thereof, in integral multiples of $1,000. Any notice of revocation received after the Execution Time will not be effective. The transfer of the Notes after the Record Date will not have the effect of revoking any Consent theretofore validly given by a Holder of such Notes, and each properly completed and executed Consent Letter will be counted notwithstanding any transfer of the Notes to which such Consent relates, unless the procedures for revoking Consents described below have been complied with.
     To be effective, a notice of revocation must be in writing signed by the Holder, must contain the name of the Holder and the principal amount of the Notes to which it relates, must be received by the Tabulation Agent before the Execution Time and must be signed in the same manner as the original Consent Letter. All revocations of Consents should be addressed to the Tabulation Agent at the address set forth on the front cover of this Consent Letter.
     To be effective, the revocation must be executed by the Holder of such Notes in the same manner as the name of such Holder appears on the books of the register maintained by the Trustee or as set forth in DTC’s security position listing as of the Record Date without alteration or any change whatsoever. If any Notes are held of record by two or more joint Holders, all such Holders must sign the revocation. If a revocation is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must indicate such fact when signing and must submit proper evidence satisfactory to the Issuer of such person’s authority to execute the revocation. A revocation of the Consent will be effective only as to the Notes listed on the revocation and only if such revocation complies with the provisions of this Consent Letter and the Consent Solicitation Statement. Only a Holder of the Notes on the Record Date is entitled to revoke a Consent previously given. A beneficial owner of the Notes must arrange with the Holder to execute and deliver on its behalf a revocation of any Consent already given with respect to such Notes. A transfer of Notes after the Record Date must be accompanied by a duly executed proxy from the relevant Holder if the subsequent transferee is to have revocation rights with respect to a previously given Consent. A purported notice of revocation that is not received by the Tabulation Agent in a timely fashion and accepted by the Issuer as a valid revocation will not be effective to revoke a Consent previously given.

     The Issuer reserves the right to contest the validity of any revocation and all questions as to the validity (including time of receipt) of any revocation will be determined by the Issuer in its sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by the Trustee concerning proof of execution and ownership. None of the Issuer, any of its affiliates, the Solicitation Agent, the Tabulation Agent, the Information Agent, the Trustee or any other person will be under any duty to give notice of any defects or irregularities with respect to any revocation and none of them shall incur any liability for failure to give any such notice.
     A revocation of a Consent may be rescinded only by the execution and delivery of a new Consent Letter. A Holder who has delivered a revocation may thereafter deliver a new Consent Letter at any time prior to the Expiration Date.
     The Issuer reserves the right to contest and determine the validity of any revocations in accordance with the terms of Instruction 3.
     All revocations of Consents must be delivered or sent to the Tabulation Agent at the address set forth on the cover of this Consent Letter.
     8. Waiver, Modification or Amendment. The Issuer reserves the absolute right, in its sole discretion and subject to applicable law, at any time prior to the Execution Time, to (i) waive any condition to the Solicitation and accept all Consents previously given pursuant to the Solicitation; (ii) amend the terms of the Solicitation in any respect; (iii) terminate the Solicitation and not accept any Consents; or (iv) modify the form or amount of the consideration to be paid pursuant to the Solicitation. Any change in the Consent Payment offered to Holders will be paid to all Holders who have previously delivered a valid and unrevoked Consent.
     9. Backup Withholding. Each U.S. Holder (or other payee) is required to provide the Tabulation Agent (as payor) with its correct taxpayer identification number (“TIN”), generally the U.S. Holder’s Social Security number (“SSN”) or Federal employer identification number (“EIN”), and certain other information, on Substitute Form W-9, which is provided under “Important Tax Information” below, and to certify that the U.S. Holder (or other payee) is not subject to backup withholding or that the U.S. Holder is an exempt recipient, such as a corporation. Failure to provide the information on the Substitute Form W-9 may subject the U.S. Holder (or other payee) to a $50 penalty imposed by the Internal Revenue Service (“IRS”) and 28% U.S. federal income tax backup withholding on the Consent Payment. The box in Part 3 of the Substitute Form W-9 may be checked if the U.S. Holder (or other payee) has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and a TIN is not provided by the time of payment, the Consent Payment to such U.S. Holder will be subject to 28% backup withholding tax.
     10. Questions and Requests for Assistance and Additional Copies. Questions concerning the terms of the Solicitation and requests for assistance in completing and delivering Consent Letters or for additional copies of the Consent Solicitation Statement, this Consent Letter or other related documents should be directed to the Information Agent for the Solicitation, Global Bondholder Services Corporation, 65 Broadway – Suite 723, New York, New York 10006; banks and brokers call collect at (212) 430-3774; all others call toll free at (866) 873-5600, or the Solicitation Agent for the Solicitation, Citigroup Global Markets Inc., 390 Greenwich Street, 4th Floor, New York, New York 10013, Attn: Liability Management Group, telephone (212) 723-6106 or toll free at (800) 558-3745.

IMPORTANT TAX INFORMATION
          To ensure compliance with Treasury Department Circular 230, each Holder is hereby notified that: (a) any discussion of U.S. federal tax issues in this Consent Letter is not intended or written to be used, and cannot be used, by such Holder for the purpose of avoiding penalties that may be imposed on such Holder under the Internal Revenue Code; (b) any such discussion has been included by the Issuer in connection with the promotion or marketing (within the meaning of Circular 230) by the Issuer of the transaction or matters described herein, namely the Solicitation; and (c) each such Holder should seek advice based on its particular circumstances from an independent tax advisor.
          Backup Withholding
          Under U.S. federal income tax law, a U.S. Holder or such U.S. Holder’s assignee (in either case, the “payee”) that receives a Consent Payment is required to provide the Tabulation Agent (as payor) with such U.S. Holder’s current TIN or otherwise establish a basis for exemption from backup withholding. If the correct TIN is not provided, the Holder may be subject to a $50 penalty imposed by the IRS, and any Consent Payment made to such Holder may be subject to 28% backup withholding tax.
          To prevent backup withholding on any Consent Payment paid to a U.S. Holder with respect to Notes, the U.S. Holder is required to provide the U.S. Holder’s current TIN by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such U.S. Holder is awaiting a TIN), and that (i) the U.S. Holder is exempt from backup withholding, (ii) the U.S. Holder has not been notified by the IRS that the U.S. Holder is subject to backup withholding as a result of failure to report all interest or dividends, or (iii) the IRS has notified the U.S. Holder that the U.S. Holder is no longer subject to backup withholding.
          Certain Holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Each exempt Holder that is a U.S. person should indicate its exemptions on Substitute Form W-9. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions.
          If backup withholding applies, 28% backup withholding tax will be levied on any Consent Payment paid to the Holder. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of the Holder subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, the Holder may apply for a refund from the Internal Revenue Service.
          See the section entitled “Certain U.S. Federal Income Tax Considerations” in the Consent Solicitation Statement for further discussion.
          Non-U.S. Holders
          Although it is not entirely clear that U.S. federal withholding tax is applicable to the payment of the Consent Payments, the Tabulation Agent (as payor) will withhold such tax at a rate of 30% on any Consent Payment made to a non-U.S. Holder unless (a) such non-U.S. Holder provides the Issuer with a properly executed IRS Form W-8ECI stating that the Consent Payment is effectively connected with the non-U.S. Holder’s U.S. trade or business or (b) such non-U.S. Holder provides the Issuer with a properly executed IRS Form W-8BEN or other appropriate form claiming an exemption from, or reduction of, withholding tax under an applicable tax treaty. A Form W-8BEN or W-8ECI can be obtained from the Issuer or on the IRS website at www.irs.gov.
          See the section entitled “Certain U.S. Federal Income Tax Considerations” in the Solicitation Statement for further discussion.

PAYOR’S NAME: GLOBAL BONDHOLDER SERVICES CORPORATION

SUBSTITUTE	Name:

Form W-9	Please check the appropriate box

☐ Individual/Sole Proprietor ☐ Corporation ☐ Partnership ☐ Other (specify)

Department of the Treasury Internal Revenue Service Payor’s Request for Taxpayer Identification Number (“TIN”)	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number OR Employer Identification Number

	Part 2—Certification—Under Penalties of Perjury	Part 3— Awaiting TIN ☐

I certify that:
(1) the number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and

(2)  I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. person.

Certification Instructions—You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

SIGNATURE DATE , 2008
NAME
ADDRESS
CITY STATE ZIP CODE

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY CONSENT PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS. YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF PERSON AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Officer or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of any Consent Payments made to me will be withheld.

Signature	Date	, 2008

GUIDELINES FOR CERTIFICATION OF
TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9
What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:

1. Individual	The individual

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]

4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]

b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]

5. Sole proprietorship or single-owner LLC	The owner[3]

For this type of account:	Give name and EIN of:

6. Sole proprietorship or single-owner LLC	The owner[3]

7. A valid trust, estate, or pension trust	Legal entity[4]

8. Corporate or LLC electing corporate status on Form 8832	The corporation

9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

10. Partnership or multi-member LLC	The partnership

11. A broker or registered nominee	The broker or nominee

12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
[2]	Circle the minor’s name and furnish the minor’s SSN.

[3]	You must show your individual name, but you may also enter your business or “DBA” name. You may use either your SSN or EIN (if you have one).

[4]	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

     Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.
          Definition of a U.S. Person. For the purpose of this substitute Form W-9, you are considered a U.S. Person if you are 1) an individual who is a U.S. citizen or resident alien; 2) a partnership, corporation, company or association created or organized in the U.S. or under the laws of the U.S.; 3) an estate (other than a foreign estate) or 4) a domestic trust (as defined in Treasury regulations section 301.7701-7).
          How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form on-line at www.ssa.gov/online/ss5.html. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX FORM (1-800-829-3676) or from the IRS Web Site at www.irs.gov.
          If you are asked to complete Substitute Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.
          Note: Writing “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.
          Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.
Exempt from Backup Withholding
          Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest, dividends and certain miscellaneous payments.
          Note: If you are exempt from backup withholding, you should still complete and return a Substitute W-9 to avoid possible erroneous backup withholding. If you are an exempt payee, furnish your taxpayer identification number on the form, write “EXEMPT” on the face of the form, sign and date the form, and return the form to the payor. If you are a nonresident alien or a foreign entity not subject to backup withholding, please complete, sign and return an appropriate Form W-8 (which may be obtained from the Issuer or on the Internal Revenue Service web site at www.irs.gov) to establish your exemption from backup withholding. In general, payments that are not subject to information reporting are not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N, and their regulations.
          Exempt payees. Backup withholding is not required on any payments made to the following payees:
          1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2);

          2. The United States or any of its agencies or instrumentalities;
          3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities;
          4. A foreign government or any of its political subdivisions, agencies, or instrumentalities; or
          5. An international organization or any of its agencies or instrumentalities.
          Other payees that may be exempt from backup withholding include:
          6. A corporation;
          7. A foreign central bank of issue;
          8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States;
          9. A futures commission merchant registered with the Commodity Futures Trading Commission;
          10. A real estate investment trust;
          11. An entity registered at all times during the tax year under the Investment Company Act of 1940;
          12. A common trust fund operated by a bank under section 584(a);
          13. A financial institution;
          14. A middleman known in the investment community as a nominee or custodian; or
          15. A trust exempt from tax under section 664 or described in section 4947.
          The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

If the payment is for	THEN the payment is exempt for

Interest and dividend payments	All exempt recipients except for 9

Broker transactions	Exempt recipients 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker

Barter exchange transactions and patronage dividends	Exempt recipients 1 through 5

Payments over $600 required to be reported (including a Consent Payment) and direct sales over $5,000[1]	Generally exempt recipients 1 through 7[2]

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2]	However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees; and payments for services paid by a Federal executive agency.

Privacy Act Notice
          Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA or Archer MSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal non-tax criminal laws and to combat terrorism.
          You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.